                                                                  EXECUTION COPY

                                                                 Exhibit 10.29.1



                               PURCHASE AGREEMENT

                                   dated as of

                               August 22, 2002 and

                         amended as of October 29, 2002

                                  by and among

                              ITC/\DeltaCom, Inc.,

                       the Several Purchasers named herein

                                       and

                            ITC Holding Company, Inc.

                                TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I
             ISSUANCE AND SALE OF PREFERRED SHARES, WARRANTS AND NEW
                                  COMMON STOCK

1.1.    Issuance, Purchase and Sale..........................................  2
1.2.    Closing..............................................................  3
1.3.    Deliveries...........................................................  3
1.4.    Capitalized Terms....................................................  4

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1.    Organization; Subsidiaries...........................................  4
2.2.    Due Authorization....................................................  4
2.3.    Capitalization.......................................................  5
2.4.    SEC Reports..........................................................  6
2.5.    Litigation...........................................................  6
2.6.    Absence of Certain Changes...........................................  6
2.7.    Consents; No Violations..............................................  6
2.8.    Brokers or Finders...................................................  7
2.9.    No General Solicitation or Advertising; No Integration...............  7

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

3.1.    Acquisition for Investment...........................................  7
3.2.    Accredited Investor Status...........................................  8
3.3.    Information..........................................................  8
3.4.    Government Review....................................................  8
3.5.    Sale or Transfer.....................................................  8
3.6.    Residency............................................................  8
3.7.    No Brokers or Finders................................................  9
3.8.    Organization.........................................................  9
3.9.    Due Authorization....................................................  9
3.10.   Consents: No Violations..............................................  9
3.11.   Litigation .......................................................... 10
3.12.   Availability of Funds................................................ 10
3.13.   Redemption or Purchase of Holding Capital Stock...................... 10

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF HOLDING

4.1.  Organization........................................................... 10
4.2.  Due Authorization...................................................... 10
4.3.  Consents; No Violations................................................ 11
4.4.  Litigation............................................................. 11
4.5.  Availability of Funds.................................................. 11
4.6.  Redemption or Purchase of Holding Capital Stock........................ 11

                                  ARTICLE V
                                  COVENANTS

5.1.  Public Announcements................................................... 11
5.2.  Consents, Approvals and Filings........................................ 12
5.3.  Reasonable Best Efforts................................................ 12
5.4.  Listing................................................................ 12
5.5.  Preferred Stock Certificate of Designation............................. 12
5.6.  Reservation of New Common Stock........................................ 12
5.7.  Board Representation Rights............................................ 13
5.8.  Confidential Treatment of Confidential Information..................... 13
5.9.  Registration Rights.................................................... 13
5.10. Redemption Obligations of Holding...................................... 13
5.11. Obligation of Holding to Vote in Favor of the Plan..................... 14
5.12. Obligation by Lanier to Vote in Favor of the Plan...................... 14
5.13. Further Assurances..................................................... 15
5.14. Waiver of Right to Participate in Rights Offering...................... 15

                                 ARTICLE VI
                         PURCHASERS' REPRESENTATIVE


                                 ARTICLE VII
                                 CONDITIONS

7.1.  Conditions to Obligations of the Purchasers, Holding and the Company
      at Closing............................................................. 15
7.2.  Additional Conditions to Obligations of the Purchasers and Holding
      at the Closing......................................................... 16
7.3.  Additional Conditions to Obligations of the Company at the Closing..... 18
7.4.  Independent Purchase Obligations....................................... 18

                                ARTICLE VIII
                                 TERMINATION

8.1.  Termination............................................................ 19
8.2.  Effect of Termination.................................................. 19

                                   ARTICLE IX
                                LANIER GUARANTEE

9.1.   Lanier Guarantee...................................................... 20
9.2.   Guarantee Absolute.................................................... 20

                                    ARTICLE X
                                  MISCELLANEOUS

10.1.  Definitions .......................................................... 20
10.2.  Survival of Representations and Warranties............................ 23
10.3.  Fees and Expenses .................................................... 23
10.4.  Enforcement .......................................................... 23
10.5.  Restrictive Legends .................................................. 23
10.6.  Successors and Assigns ............................................... 25
10.7.  Inspections; No Other Representations ................................ 25
10.8.  Entire Agreement ..................................................... 26
10.9.  Notices .............................................................. 26
10.10. Business Days ........................................................ 27
10.11. Amendments; Waivers................................................... 27
10.12. Counterparts ......................................................... 27
10.13. Descriptive Headings; Interpretation; No Strict Construction.......... 28
10.14. References ........................................................... 28
10.15. Governing Law ........................................................ 28
10.16. Exclusive Jurisdiction; Venue ........................................ 28
10.17. Waiver of Jury Trial ................................................. 29
10.18. Severability ......................................................... 29
10.19. Delivery by Facsimile ................................................ 29

Exhibit A - Form of Preferred Stock Certificate of Designation
Exhibit B - Form of Warrant Agreement
Exhibit C - Form of Registration Rights Agreement


Schedule 1 - Purchasers' Committed Amounts

                             TABLE OF DEFINED TERMS

Affiliate .................................................................   20
Agreement .................................................................    1
Bankruptcy Code ...........................................................    1
Bankruptcy Court ..........................................................    1
Bankruptcy Documents ......................................................   20
beneficial owner ..........................................................   20
beneficially own ..........................................................   20
Business Day ..............................................................   20
Capital Stock .............................................................   20
Chapter 11 Case ...........................................................    1
Closing ...................................................................    3
Closing Date ..............................................................    3
Commitment ................................................................   20
Commitment Shares .........................................................    1
Committed Amount ..........................................................    2
Company ...................................................................    1
Company Board .............................................................   20
Company Disclosure Schedule ...............................................    4
Company Existing Securities ...............................................   14
Confidential Information ..................................................   21
Consents, Approvals and Filings ...........................................    7
Conversion Shares .........................................................    5
Delaware Secretary of State ...............................................    7
Disclosure Statement ......................................................   21
Effective Date ............................................................   21
Encumbrances ..............................................................    4
Exchange Act ..............................................................   21
Filing Date ...............................................................    1
Governmental Entity .......................................................   21
Guaranteed Obligations ....................................................   20
Holding ...................................................................    1
Investor Suitability Questionnaire ........................................   21
Lanier ....................................................................    1
Lanier Subscription Agreement .............................................    1
Laws ......................................................................   21
Litigation ................................................................    6
Majority Purchasers .......................................................   21
Material Adverse Effect ...................................................   22
New Common Stock ..........................................................    1
NMS .......................................................................   12
Notes .....................................................................   22
Order .....................................................................   22
Person ....................................................................   22
Plan ......................................................................   22
Preferred Shares ..........................................................    2
Preferred Stock Certificate of Designation ................................    2
Process Agent .............................................................   28
Purchaser .................................................................    1
Purchaser's Committed Amount ..............................................    2
Purchasers ................................................................    1
Purchasers' Counsel .......................................................   22
Purchasers' Representative ................................................   15
Registration Rights Agreement .............................................   13
Reorganization ............................................................    1
Rights ....................................................................    5
Rights Offering ...........................................................    2
SCANA .....................................................................    1
SCANA Purchase Agreement ..................................................    2
SCANA Subscription Agreement ..............................................    1
SEC .......................................................................    6
SEC Reports ...............................................................    6
Securities ................................................................    7
Securities Act ............................................................   22
Series A Preferred Stock ..................................................    1
Subsidiary ................................................................   22
Terminating Company Breach ................................................   19
Terminating Purchaser Breach ..............................................   19
Transaction Documents .....................................................   23
Transfer ..................................................................   14
Transferee ................................................................   14
Warrant Agreement .........................................................    3
Warrant Shares ............................................................    5
Warrants ..................................................................    1

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (this "Agreement"), dated as of August 22, 2002 and amended as of October 29, 2002, is made among ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), ITC Holding Company, Inc. a Delaware corporation ("Holding"), and the persons and other entities whose names are set forth in Schedule 1 hereto (collectively, the "Purchasers" and individually, a "Purchaser").

                                    RECITALS

          WHEREAS, on June 25, 2002 (the "Filing Date"), the Company filed a voluntary bankruptcy petition (the "Chapter 11 Case") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in contemplation of a financial reorganization (the "Reorganization") pursuant to a plan of reorganization that will be subject to confirmation pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

          WHEREAS, the Company's plan of reorganization requires the Company to raise gross proceeds of at least $30,000,000 from the issuance and sale of shares of convertible redeemable preferred stock, par value $.01 per share, of the Company (the "Series A Preferred Stock");

          WHEREAS, prior to the filing of the Chapter 11 Case, the Company entered into (i) a subscription agreement (the "Lanier Subscription Agreement") with Campbell B. Lanier, III ("Lanier") and Holding pursuant to which Lanier has committed to purchase Series A Preferred Stock and warrants (the "Warrants") to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "New Common Stock") for an aggregate purchase price of $15,000,000, subject to Lanier's right to assign all or any portion of his commitment to purchase the Series A Preferred Stock and the Warrants to a limited number of qualified investors; and (ii) a subscription agreement (the "SCANA Subscription Agreement") with SCANA Corporation ("SCANA") pursuant to which SCANA has committed to purchase Series A Preferred Stock and Warrants for an aggregate purchase price of $15,000,000;

          WHEREAS, in consideration for his purchase commitment set forth in the Lanier Subscription Agreement, the Company has agreed to issue to Lanier 500,000 shares of New Common Stock (the "Commitment Shares");

          WHEREAS, on or prior to the date hereof, Lanier has assigned portions of his commitment to purchase the Series A Preferred Stock and Warrants and of his right to receive Commitment Shares to the other Purchasers and the Company now wishes, upon the terms and subject to the conditions set forth in this Agreement, to (i) sell to the Purchasers, and the Purchasers wish to purchase from the Company, 150,000 shares of Series A Preferred Stock and Warrants exercisable for 510,000 shares of New Common Stock for an aggregate purchase price of $15,000,000 and (ii) issue to the Purchasers the Commitment Shares;

          WHEREAS, the shares of Series A Preferred Stock and Warrants shall be issued in units consisting of one share of Series A Preferred Stock and 3.40 Warrants;

          WHEREAS, in accordance with the Lanier Subscription Agreement, each Purchaser who is a stockholder of Holding will not be obligated to purchase such stockholder's Series A Preferred Stock and Warrants, unless it receives funding from Holding for such purpose and the other conditions to its obligations hereunder are satisfied;

          WHEREAS, Holding, which is currently a stockholder of the Company, has agreed pursuant to the Lanier Subscription Agreement to provide such funding to each Purchaser who is a stockholder of Holding but only if certain releases of Holding and its affiliates referred to herein by the Company and the other persons referred to therein become legally binding as part of the Plan and only if the Company agrees with Holding that Holding and its affiliates shall obtain such releases, and the Company is willing to make such agreement with Holding so that Holding will fund such purchases; and

          WHEREAS, as of the date hereof and in accordance with the SCANA Subscription Agreement, SCANA has entered into a purchase agreement (the "SCANA Purchase Agreement") to purchase 150,000 shares of Series A Preferred Stock and Warrants exercisable for 510,000 shares of New Common Stock for an aggregate purchase price of $15,000,000 upon the terms and conditions set forth in such agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
             ISSUANCE AND SALE OF PREFERRED SHARES, WARRANTS AND NEW
                                  COMMON STOCK

          1.1.    Issuance, Purchase and Sale

          (a)  (i)   Subject to the terms and subject to the conditions of this
Agreement, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Series A Preferred Stock (the "Preferred Shares") at a stated price of $100 per share which is set forth opposite such Purchaser's name in column (1) of Schedule 1 attached hereto. The Preferred Shares to be purchased and sold at Closing shall be issued pursuant to a certificate of designation substantially in the form of Exhibit A hereto (the "Preferred Stock Certificate of Designation"). Each Purchaser shall pay for its Preferred Shares the amount set forth opposite such Purchaser's name in column
(4) of Schedule 1 (such amount, as adjusted pursuant to Section 1.1(a)(ii), a "Purchaser's Committed Amount," and the aggregate purchase price of $15,000,000, as adjusted pursuant to Section 1.1(a)(ii), the "Committed Amount").

               (ii) The Committed Amount shall be reduced by $1.00 for every $2.00 of gross proceeds received by the Company from the sale of Series A Preferred Stock and Warrants in the rights offering of such securities (the "Rights Offering") made to holders of common stock and preferred stock of the Company pursuant to the Plan. Upon any adjustment of the Committed Amount, the number of Preferred Shares to be purchased and sold at the

Closing to the Purchasers hereunder shall be proportionately reduced and such reduction shall be apportioned pro rata against each Purchaser's Committed Amount. At least two Business Days prior to Closing, the Company shall provide written notice to each Purchaser of the amount, if any, by which a Purchaser's Committed Amount shall be reduced as a result of purchases made pursuant to the Rights Offering, and the parties hereto agree that such reductions shall be reflected in a new version of Schedule 1 hereto, which absent any manifest error shall be deemed to replace the existing Schedule 1 without any further action by the parties hereto.

          (b) At the Closing, the Company shall issue to each Purchaser the number of Warrants set forth opposite such Purchaser's name in column (2) of
Schedule 1, for no additional consideration, provided, however, that if the Committed Amount and the number of Preferred Shares to be purchased and sold at the Closing shall be reduced pursuant to Section 1.1(a)(ii), the number of Warrants issuable at the Closing to the Purchasers shall be proportionately reduced and such reduction shall be apportioned pro rata against each Purchaser's Committed Amount. The Warrants shall be issued pursuant to a warrant agreement substantially in the form of Exhibit B hereto, which shall be in effect as of the Closing (the "Warrant Agreement").

          (c) At the Closing, the Company shall issue to each Purchaser the number of Commitment Shares set forth opposite such Purchaser's name in column
(3) of Schedule 1; provided, however, that each fractional Commitment Share set forth opposite a Purchaser's name in column (3) on Schedule 1 shall, if such fractional Commitment Share represents at least .50 of a Commitment Share, be rounded up to the next highest whole Commitment Share or, if such fractional Commitment Share represents less than .50 of a Commitment Share, be rounded down to the next lowest whole Commitment Share.

          (d) The Preferred Shares and Warrants shall be issued at the Closing in the ratio of one share of Series A Preferred Stock to 3.40 Warrants.

          1.2. Closing. The closing of the purchase and sale of the Preferred Shares and Warrants and the issuance of the Commitment Shares (the "Closing") shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10021 at 10:00 a.m. (New York City time) on the Effective Date (the date of the Closing, the "Closing Date").

          1.3. Deliveries. At the Closing, the Company shall deliver to each Purchaser (i) stock certificates, each registered in the name of such Purchaser, representing the Preferred Shares being purchased by such Purchaser and the Commitment Shares being issued to such Purchaser, (ii) the Warrants, each of which shall be substantially in the form of the warrant certificate attached as an exhibit to the Warrant Agreement, being acquired by such Purchaser at the Closing, and (iii) such other instruments and documents as are specified in
Section 7.2. Delivery of such stock certificates and Warrants and such other instruments and documents shall be made against receipt by the Company of the purchase price payable therefor equal to the Purchaser's Committed Amount, which shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company (such designation to be received by such Purchaser at least two Business Days prior to the Closing Date), and such other instruments and documents as are specified in Section 7.3.

          1.4. Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Section 10.1.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to each Purchaser and Holding, as of the date hereof and as of the Effective Date (except to the extent that any representation or warranty herein is stated to be made as of another date, in which case such representation or warranty shall be true as of that date), as set forth in this Article II. Each reference in this Article II to a Schedule shall be to the disclosure schedule delivered by the Company to the Purchasers on or before the date of this Agreement (the "Company Disclosure Schedule").

          2.1. Organization; Subsidiaries.(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Except as set forth on Schedule 2.1(b) or as disclosed in the SEC Reports or the Bankruptcy Documents, (i) the Company owns, either directly or indirectly, all of the Capital Stock or other equity interests of the Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances (collectively, the "Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its Capital Stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries or as disclosed in the SEC Reports, the Company does not own, directly or indirectly, any interest in any Person in excess of 9.9% of the outstanding equity of such Person.

          2.2. Due Authorization. Subject to any required approvals of the Bankruptcy Court, the Company shall have the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and shall have the requisite corporate power and authority to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Preferred Shares, the Warrants and the Commitment Shares by the Company, and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the New

Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") and the reservation, issuance and sale of the New Common Stock issuable upon exercise of the Warrants (the "Warrant Shares), and the consummation by the Company of the transactions contemplated hereby and thereby)
(i) are within the corporate power and authority of the Company and (ii) upon confirmation of the Plan, shall have been duly authorized by all necessary corporate action of the Company. Subject to any required approvals of the Bankruptcy Court, this Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company shall be, duly and validly executed and delivered by the Company. Assuming due authorization, execution and delivery by each Purchaser of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company shall constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The terms, designations, powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred Stock shall be as set forth in the Preferred Stock Certificate of Designation. After giving effect to the Reorganization, (x) the Preferred Shares shall be validly reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company, (y) the Conversion Shares and the Warrant Shares shall be validly reserved for issuance and, when issued and delivered in accordance with the terms of the Preferred Stock Certificate of Designation and the Warrant Agreement, respectively, shall be duly and validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company and (z) the Commitment Shares, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company.

          2.3. Capitalization. After giving effect to the Reorganization, (i) the authorized Capital Stock of the Company shall consist of 250,000,000 shares of New Common Stock and 5,000,000 shares of preferred stock, par value $.01 share, (ii) all of the issued and outstanding Capital Stock shall be duly authorized and will be validly issued, fully paid and non-assessable, (iii) no shares of Capital Stock of the Company shall be subject to the preemptive or other similar rights of the stockholders of the Company, and (iv) except as disclosed in the SEC Reports or the Bankruptcy Documents or as otherwise contemplated by Article I, there shall be no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever (collectively, "Rights") relating to issued or unissued Capital Stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock of the Company or pursuant to which the Company is or may become bound to issue additional shares of its Capital Stock or grant related Rights, or to grant preemptive or other similar rights.

          2.4. SEC Reports. Except as set forth in Schedule 2.4, the Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, proxy statements, registration statements and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 2001 (including the financial statements and other financial data contained therein) (collectively, the "SEC Reports"). On the date of its filing, each SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.5. Litigation. (a) Except as set forth on Schedule 2.5(a) or as disclosed in the SEC Reports or the Bankruptcy Documents, there is no claim, action, suit, investigation or proceeding (collectively, "Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary, would reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in the SEC Reports or the Bankruptcy Documents, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          2.6. Absence of Certain Changes. Except as disclosed in the SEC Reports or the Bankruptcy Documents, since December 31, 2001, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          2.7. Consents; No Violations. After giving effect to the consummation of the other transactions to occur on the Effective Date, in the case of clauses (i) and (ii) below, neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the Restated Certificate of Incorporation or bylaws of the Company or of the certificate of incorporation, bylaws or other organizational documents of any of the Subsidiaries; (ii) except as set forth on
Schedule 2.7, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law or any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect; or (iii) other than as contemplated by the Bankruptcy Documents, require any consent, order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the "Consents, Approvals and Filings") on the part of the Company or any of the Subsidiaries, except for (a) the filing of the Preferred Stock Certificate of Designation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), (b) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities laws, (c) the Consents, Approvals and Filings required under rules of the Nasdaq Stock Market,
(d) the Consents, Approvals and Filings set forth on Schedule 2.7 and (e) such other Consents, Approvals and Filings which the failure of the Company or any of the Subsidiaries to make or obtain would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any Transaction Document.

          2.8. Brokers or Finders. Except for UBS Warburg LLC, Morgan Stanley & Co. Incorporated and the other Company agents identified in the Bankruptcy Documents, whose fees shall be paid by the Company, no agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other investment banking commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement to occur on the Effective Date.

          2.9. No General Solicitation or Advertising; No Integration. With respect to any offering to the Purchasers of the Preferred Shares, the Warrants, the Commitment Shares, the Conversion Shares or the Warrant Shares (collectively, the "Securities") made without registration under the Securities Act and applicable state securities laws, the Company has not (i) engaged in any general solicitation or general advertising (as such terms are used in Rule 502(c) of the Securities Act), or (ii) made any offers or sales of any security under circumstances that would require registration of the Securities being offered or sold under this Agreement under the Securities Act or any state securities law.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser severally and not jointly represents and warrants to the Company with respect to the Securities it is acquiring hereunder as of the date hereof and as of the Effective Date, as set forth in this Article III.

          3.1. Acquisition for Investment. Such Purchaser is acquiring the Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act (it being understood that except as otherwise provided in this Agreement and the Transaction Documents to which it is a party, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and state securities laws applicable to such disposition).

          3.2. Accredited Investor Status. Such Purchaser is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The information provided by such Purchaser in the Investor Suitability Questionnaire furnished to the Company is accurate and complete. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. Such Purchaser understands that its investment in the Securities involves a significant degree of risk.

          3.3. Information. Such Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities which have been requested by such Purchaser or its advisers. Such Purchaser and its advisers have been afforded the opportunity to ask questions of the Company's management concerning the Company and its Subsidiaries and the Securities. Such Purchaser has been provided with copies of, and has carefully reviewed, the SEC Reports and the Bankruptcy Documents.

          3.4. Government Review. Such Purchaser understands that no Governmental Entity has passed upon or made any recommendation or endorsement of the Securities.

          3.5. Sale or Transfer. Such Purchaser understands that (i) except as provided in this Agreement or the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws, (b) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and
(iii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

          3.6. Residency. In the case of any Purchaser that is not a natural person, the principal offices of such Purchaser and the offices of such Purchaser in which it made its decision to purchase the Securities are located at the address set forth in such Purchaser's Investor Suitability Questionnaire or as otherwise specified to the Company in writing. In the case of any Purchaser that is a natural person, the principal residence of such Purchaser is located at the address set forth in such Purchaser's Investor Suitability Questionnaire or as otherwise specified to the Company in writing.

          3.7. No Brokers or Finders. No agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from such Purchaser in connection with the transactions contemplated by this Agreement to occur on the Closing Date.

          3.8. Organization. In the case of any Purchaser that is not a natural person, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

          3.9. Due Authorization. Such Purchaser has the requisite power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the compliance by such Purchaser with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party (including the consummation by such Purchaser of the transactions contemplated hereby and thereby) (i) are within the power and authority of such Purchaser and (ii) have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been, and each of the other Transaction Documents to which it is a party when executed and delivered by such Purchaser shall be, duly and validly executed and delivered by such Purchaser. Assuming due authorization, execution and delivery by the Company of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by such Purchaser shall constitute, a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

          3.10. Consents: No Violations. Neither the execution, delivery or performance by such Purchaser of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) in the case of any Purchaser that is not a natural person conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation, bylaws or other organizational documents of such Purchaser; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law, or any provision of any agreement or other instrument to which such Purchaser is a party or pursuant to which such Purchaser or any of its assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of such

Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document to which it is a party; or (iii) require any Consents, Approvals and Filings on the par t of such Purchaser, except for (a) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities laws, (b) the Consents, Approvals and Filings set forth on
Schedule 3.10 and (c) such other Consents, Approvals and Filings which the failure of such Purchaser to make or obtain would not materially adversely affect the ability of such Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document.

          3.11. Litigation. There is no Litigation pending or, to the knowledge of such Purchaser, threatened against such Purchaser or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

          3.12. Availability of Funds. Such Purchaser has, or if such Purchaser is a stockholder of Holding, upon the purchase by Holding of such Purchaser's capital stock of Holding as contemplated by this Agreement shall have, sufficient funds to pay the purchase price for the Preferred Shares and the Warrants to be acquired by it hereunder.

          3.13. Redemption or Purchase of Holding Capital Stock. If such Purchaser is a stockholder of Holding, such Purchaser has agreed with Holding on the price and other terms upon which the purchase or redemption of such Purchaser's capital stock of Holding by Holding as contemplated by this Agreement shall be consummated.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF HOLDING

          Holding represents and warrants to the Company and each Purchaser as of the date hereof and as of the Closing Date, as set forth in this Article IV.

          4.1. Organization. Holding is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

          4.2. Due Authorization. Holding has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Holding of this Agreement and the compliance by Holding with each of the provisions of this Agreement (including the consummation by Holding of the transactions contemplated hereby) (i) are within the power and authority of Holding and (ii) have been duly authorized by all necessary action on the part of Holding. This Agreement has been duly and validly executed and delivered by Holding. Assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Holding enforceable against Holding in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

          4.3. Consents; No Violations. Neither the execution, delivery or performance by Holding of this Agreement (including, without limitation, the performance of Holding's obligations pursuant to Section 5.10) nor the consummation of the transactions contemplated hereby shall (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws of Holding; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law, or any provision of any agreement or other instrument to which Holding is a party or pursuant to which Holding or its assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of Holding to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; or (iii) require any Consents, Approvals and Filings on the part of Holding, except for such Consents, Approvals and Filings which the failure of Holding to make or obtain would not materially adversely affect the ability of Holding to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

          4.4. Litigation. There is no Litigation pending or, to the knowledge of Holding, threatened against Holding or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the performance by Holding of its obligations under this Agreement or the transactions contemplated by this Agreement.

          4.5. Availability of Funds. Holding has sufficient funds to pay the purchase price for all the capital stock of Holding that it may become obligated to redeem or purchase as contemplated by this Agreement.

          4.6. Redemption or Purchase of Holding Capital Stock. Holding has agreed with each Purchaser that owns capital stock of Holding and who shall have such capital stock purchased or redeemed by Holding as contemplated by this Agreement on the price and other terms on which such purchase or redemption of capital stock shall be consummated, and there are no unsatisfied conditions with respect to such purchase or redemption.

                                    ARTICLE V
                                    COVENANTS

          5.1. Public Announcements. The Company, Holding and the Purchasers shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement with respect thereto without the prior consent of the others, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law, by rules of the Nasdaq Stock Market, by any other automated quotation system on which the Company's securities or, if applicable, the securities of any Purchaser are quoted or to be quoted or by any national securities exchange on which the Company's securities or, if applicable, the securities of any Purchaser are listed or to be listed, provided, further, that, to the extent time permits, such party has used all reasonable best efforts to consult with the other parties prior thereto.

          5.2. Consents, Approvals and Filings. Subject to the terms of this Agreement and the confirmation of the Plan, the Company, Holding and each Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all Consents, Approvals and Filings required to be obtained or made by the Company and its Subsidiaries, Holding or such Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          5.3. Reasonable Best Efforts. Except as otherwise expressly provided in this Agreement and subject to the Company's duties and obligations under Law (including, without limitation, the Bankruptcy Code), the Company, Holding and each Purchaser each shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the other covenants of the parties contained in this Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each party shall cooperate in all respects with the other party and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement.

          5.4. Listing. The Company shall use reasonable efforts to have the New Common Stock quoted on the National Market System of the Nasdaq Stock Market (the "NMS") or listed on a national securities exchange or quoted on another national automated quotation system other than the NMS for so long as any Securities are outstanding.

          5.5. Preferred Stock Certificate of Designation. On or prior to the Closing Date, the Company Board shall approve and adopt the Preferred Stock Certificate of Designation authorizing such Preferred Shares, and the Company shall cause such Preferred Stock Certificate of Designation to be filed with the Delaware Secretary of State.

          5.6. Reservation of New Common Stock. From and after the Closing Date, the Company at all times shall reserve and keep available, free of preemptive rights, solely for issuance and delivery upon conversion of the Preferred Shares and upon exercise of the Warrants, the number of shares of New Common Stock from time to time issuable upon conversion of all of the Preferred Shares or upon exercise of the Warrants, in each case at the time outstanding.

          5.7. Board Representation Rights. The Company shall take all corporate action necessary to provide the Purchasers with the benefit of the Company Board representation rights set forth in the Preferred Stock Certificate of Designation.

          5.8. Confidential Treatment of Confidential Information. (a) In the event any Purchaser (including its officers, employees, counsel, accountants, partners and other authorized representatives) obtains from the Company or the Subsidiaries any Confidential Information, such Purchaser (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement and (iii) shall not disclose such Confidential Information to any third party except to such officers, employees, counsel, accountants, partners and other authorized representatives of such Purchaser who need to know such Confidential Information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and such Purchaser shall be responsible for compliance with this Section 5.8 by such officers, employees, counsel, accountants, partners and other authorized representatives). Notwithstanding the preceding sentence, if such Purchaser or any of its authorized representatives becomes legally required pursuant to applicable law or regulation (including securities laws or regulations or the regulations of the NMS or any applicable stock exchange) or regulatory, legal or judicial process (including by deposition, interrogatory, request for documents, subpoena or similar process) to disclose any of the Confidential Information, such Purchaser shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy or waive in writing compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained and such a written waiver has not been received from the Company that would permit such required disclosure, such Purchaser and its authorized representatives shall disclose only that portion of the Confidential Information which the Purchaser is advised in the opinion of its counsel is legally required to be disclosed and shall take all reasonable steps to preserve the confidentiality of the Confidential Information by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

          (b) Upon the Company's request at any time, a Purchaser shall (i) return to the Company or destroy all documents (including any copies thereof) embodying the Confidential Information and (ii) certify in writing to the Company, within ten days following the Company's request, that all such Confidential Information has been returned or destroyed.

          5.9. Registration Rights. On or prior to the Closing Date, the Company shall enter into the Registration Rights Agreement with the Purchasers and SCANA Corporation substantially in the form of Exhibit C hereto (the "Registration Rights Agreement"), which agreement shall then be in full force and effect, and the Company shall comply with the terms thereof.

          5.10. Redemption Obligations of Holding. Subject to the terms and conditions of this Agreement, on or prior to the Closing Date, Holding shall redeem or purchase from a Purchaser that holds capital stock of Holding such amount of the capital stock of Holding held by such Purchaser as shall be necessary to enable such Purchaser to have immediately available funds at the Closing in an amount equal to such Purchaser's Committed Amount, provided, that nothing herein contained shall be deemed to preclude a sale or business combination of or involving Holding prior to the Closing Date, provided, further, that, as part of such transaction (or series of related transactions), the Purchasers that hold capital stock of Holding receive consideration for such Holding capital stock sufficient for such Purchasers to fulfill their commitment to purchase the Series A Preferred Stock and the Warrants as specified in this Agreement. The aggregate purchase price of securities Holding shall be obligated to purchase pursuant to this Agreement shall not exceed $15,000,000.

          5.11. Obligation of Holding to Vote in Favor of the Plan. Holding hereby acknowledges to the Company that it supports the terms of the Plan. Holding agrees that, for so long as it is the beneficial owner of Notes, common stock of the Company or Series B-1 or Series B-2 Cumulative Convertible Preferred Stock of the Company (collectively, the "Company Existing Securities"), it (i) shall vote, or shall cause its Subsidiaries that own Company Existing Securities of record to vote, its claims in respect of the Company Existing Securities in favor of the Plan and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. The provisions of this Section 5.11 shall not in any way limit or condition the right of Holding or any of its subsidiaries to sell, transfer or otherwise dispose of (a "Transfer") any or all of the Company Existing Securities at any time or to any person (a "Transferee") in the sole and absolute discretion of Holding or any such Subsidiary; provided, however, that, if and to the extent that Holding or any such Subsidiary Transfers any of the Company Existing Securities before the date of confirmation of the Plan, Holding shall use its reasonable best efforts to obtain, or to cause such Subsidiary to obtain, the agreement of the Transferee prior to the effectiveness of such Transfer to be bound by the terms of this Section 5.11 with respect to the Company Existing Securities being Transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such Transfer.

          5.12. Obligation by Lanier to Vote in Favor of the Plan. Lanier hereby acknowledges to the Company that he supports the terms of the Plan. Lanier agrees that, for so long as he is the beneficial owner of Company Existing Securities, he (i) shall vote his claims in respect of the Company Existing Securities in favor of the Plan and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. Lanier shall not Transfer any of his Company Existing Securities before the date of confirmation of the Plan except to a Transferee who agrees prior to the effectiveness of such Transfer to be bound by the terms of this Section 5.12 with respect to the Company Existing Securities being Transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such Transfer.

          5.13. Further Assurances. At any time or from time to time after the date of this Agreement, the Company, on the one hand, and each of the Purchasers and Holding, on the other hand, agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as such other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents and otherwise to carry out the intent of the parties hereunder or thereunder.

          5.14. Waiver of Right to Participate in Rights Offering. The Purchasers hereby irrevocably and unconditionally waive any and all rights that they have as of the date hereof or may have after the date hereof to subscribe for Series A Preferred Stock and Warrants pursuant to the Rights Offering.

                                   ARTICLE VI
                           PURCHASERS' REPRESENTATIVE

          Subject to the last sentence of this Article VI, the Purchasers hereby appoint Lanier as the Purchasers' exclusive agent to act on the Purchasers' behalf with respect to the matters specified in this Article VI. Such representative, or such other representative as the Purchasers may appoint from time to time to replace Lanier, is hereinafter referred to as the "Purchasers' Representative." The Purchasers' Representative shall take any and all actions which the Purchasers' Representative believes are necessary or appropriate under this Agreement for and on behalf of the Purchasers as fully as if the Purchasers were acting on their own behalf, including, without limitation, receiving notice of and defending any claims pursuant to this Agreement, giving notice of and asserting any claims pursuant to this Agreement, consenting to, compromising or settling claims made pursuant to this Agreement, taking any and all other actions specified in or contemplated by this Agreement to be taken by the Purchasers prior to, on or after the Closing Date and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Company and Holding shall have the right to rely upon all actions taken or omitted to be taken by the Purchasers' Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon each of the Purchasers. Notwithstanding the foregoing, the Purchasers' Representative shall not act on behalf of UBS Warburg LLC or its affiliates with respect to any matters arising under this Agreement.

                                  ARTICLE VII
                                   CONDITIONS

          7.1. Conditions to Obligations of the Purchasers, Holding and the Company at Closing. The obligations of each Purchaser, Holding and the Company to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

          (a) no preliminary or permanent injunction or other Order by any Governmental Entity which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction or Order lifted);

          (b) no statute, rule, regulation or other Law shall have been enacted by any Governmental Entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

          (c) any Consents, Filings and Approvals that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained except where (i) the Company's failure to make or obtain such Consents, Filings and Approvals would not have a Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations under this Agreement, provided that any failure by the Company to obtain any necessary or required consents fromany party to lawsuits or other proceedings which challenge the Company's rights to use its network easements, rights-of-way, franchises or licenses shall not be deemed a failure to satisfy this condition, or (ii) the failure of such Purchaser or Holding to obtain such Consents, Filings and Approvals would not have a material adverse effect on the ability of such Purchaser or Holding, as the case may be, to perform its obligations under this Agreement;

          (d) the Company's plan of reorganization shall have been confirmed by the Bankruptcy Court on substantially the terms set forth in the Plan, and an unstayed order by such Bankruptcy Court approving the transactions contemplated by the Company's plan of reorganization on substantially the terms set forth in the Plan, shall have been entered, on or before December 31, 2002; and

          (e) the other transactions contemplated by the Plan to occur on the Effective Date (including, without limitation, the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock) shall have been consummated substantially concurrently with the sale and purchases under this Agreement on substantially the terms set forth in the Plan.

          7.2. Additional Conditions to Obligations of the Purchasers and Holding at the Closing. The obligations of each Purchaser and Holding to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions (except in the case of the condition set forth in Section 7.2(h), which shall only be a condition to the obligations hereunder of any Purchaser that is a stockholder of Holding):

          (a) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of the Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or Material Adverse Effect set forth therein) would have, in the aggregate, a Material Adverse Effect or would have, in the aggregate, a material adverse effect on the Company's ability to perform its obligations under this Agreement;

          (b) the Company shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Company on or prior to the Closing Date;

          (c) from the date hereof through the Closing Date, there shall not have occurred, and be continuing, a Material Adverse Effect;

          (d) the Company and the holders of Notes representing at least 51% of the principal amount of all outstanding Notes (including Appaloosa Management L.P. and its affiliates that beneficially own or control Notes) shall be legally bound by releases as set forth in Sections 11.6 and 11.7 of the Plan;

          (e) the Preferred Stock Certificate of Designation with respect to the Preferred Shares to be issued at the Closing and as dividends on the Preferred Shares shall have been duly filed with the Delaware Secretary of State in accordance with the laws of the State of Delaware, and the Preferred Stock Certificate of Designation shall be in full force and effect and the Purchasers shall have received evidence of such filing;

          (f) the Warrants shall be duly issued in accordance with the Warrant Agreement and the Warrant Agreement shall be in full force and effect;

          (g) the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance;

          (h) Holding shall have complied with its obligations to purchase or redeem capital stock of Holding pursuant to Section 5.10 (or, if there shall have been a sale or business combination of or involving Holding prior to the Closing Date, the Purchasers that hold capital stock of Holding shall have received, as part of such transaction (or series of related transactions), consideration for such Holding capital stock sufficient for such Purchasers to fulfill their commitment to purchase the Series A Preferred Stock and the Warrants as specified in this Agreement); and

          (i) the Company shall have delivered the following to each Purchaser:

              (i) an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (a) and (b) of this Section 7.2;

              (ii) a counterpart of the Registration Rights Agreement executed by the Company;

              (iii) the certificates and Warrants specified in Section 1.1(b);

              (iv) such other documents as may be required by this Agreement or reasonably requested by the Purchasers and Holding.

          7.3. Additional Conditions to Obligations of the Company at the Closing. The obligations of the Company to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

          (a) the representations and warranties of the Purchasers and Holding contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of the Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or material adverse effect set forth therein) would have, in the aggregate, a material adverse effect on the ability of any Purchaser or Holding to perform its obligations under this Agreement;

          (b) the Purchasers and Holding shall have performed, in all material respects, all of their respective obligations contemplated herein to be performed by them on or prior to the Closing Date;

          (c) Holding shall be legally bound by a release releasing the Company and its officers, directors, employees and affiliates in substantially the form of the release of Holding and its affiliates by the Company set forth in Section 11.6 of the Plan; and

          (d) each Purchaser shall have delivered the following to the Company:

              (i) such Purchaser's Committed Amount, as adjusted in accordance with Section 1.1.(a)(ii), payable for the Preferred Shares being purchased by such Purchaser at the Closing; and

              (ii) such other documents as may be required by this Agreement or reasonably requested by the Company.

          7.4. Independent Purchase Obligations. The obligations of each Purchaser under this Agreement shall be several and not joint with the obligations of any other Purchaser, and, subject to the obligations of Lanier set forth in Article IX, no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Without limiting the generality of the foregoing, no purchase of Preferred Shares by any Purchaser hereunder shall be a condition precedent to the obligation of any other Purchaser to purchase Preferred Shares hereunder.

                                  ARTICLE VIII
                                   TERMINATION

          8.1. Termination. This Agreement may be terminated at any time before the Closing Date:

          (a) by mutual written agreement of the Company and the Majority Purchasers;

          (b) by the Company (i) upon a breach of any covenant or agreement on the part of any Purchaser or Holding set forth in this Agreement or if any representation or warranty of any Purchaser or Holding set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied (a "Terminating Purchaser Breach"); provided, that such Terminating Purchaser Breach shall not have been waived or cured within 30 days after written notice of such Terminating Purchaser Breach is given to such Purchaser or Holding, as the case may be, by the Company; or (ii) if any condition to the Company's obligations to close at the Closing set forth in Article VII has not been satisfied as of the Closing Date or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition; and

          (c) by the Majority Purchasers (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied (a "Terminating Company Breach"); provided, that such Terminating Company Breach shall not have been waived or cured within 30 days after written notice of such Terminating Company Breach is given to the Company by the Majority Purchasers; or (ii) if any condition to the Purchasers' obligations to close set forth in Article VII has not been satisfied as of the Closing Date or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Purchasers to comply with their obligations under this Agreement), and the Majority Purchasers have not waived such condition.

          8.2. Effect of Termination. If this Agreement is terminated by either the Company or the Purchasers pursuant to the provisions of Section 8.1, this Agreement shall forthwith become void and there shall be no further obligations with respect to the sale and purchase of the Securities on the part of the Company or the Purchasers or their respective stockholders, directors, officers, employees, agents or representatives, except for the provisions of Article IX and Sections 5.1, 5.8, 10.1, 10.2, 10.3, 10.4, 10.8, 10.9, 10.13, 10.14, 10.15,
10.16 and 10.17, all of which shall survive any termination of this Agreement; provided, that nothing in this Section 8.2 shall relieve any party hereunder from liability for any willful breach of this Agreement.

                                   ARTICLE IX
                                LANIER GUARANTEE

          9.1. Lanier Guarantee. Lanier hereby absolutely, irrevocably and unconditionally guarantees to the Company (as a primary obligor and not as a surety only) the due and punctual payment of each Purchaser's Committed Amount payable by each Purchaser pursuant to this Agreement (collectively, the "Guaranteed Obligations").

          9.2. Guarantee Absolute. Lanier guarantees that the Guaranteed Obligations will be duly and punctually paid strictly in accordance with the terms of this Agreement. If for any reason a Purchaser shall fail or be unable duly and punctually to pay any Guaranteed Obligation as and when the same shall become due or otherwise required, Lanier shall, subject to the terms and conditions of this Agreement, forthwith duly and punctually pay such Guaranteed Obligation. Lanier further agrees that this Agreement constitutes a guarantee of payment when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from any Purchaser. Lanier's liability under this Agreement shall be absolute, unconditional, irrevocable and continuing.

                                   ARTICLE X
                                  MISCELLANEOUS

          10.1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "Bankruptcy Documents" shall mean the Plan and the Disclosure
Statement.

          "beneficial owner" or "beneficially own," or any derivation of such terms, shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Business Day" shall mean any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in The City of New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

          "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

          "Commitment" shall mean a contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto.

          "Company Board" shall mean the Board of Directors of the Company.

     "Confidential Information" shall mean information relating to the Company's business, intellectual property and processes, operations, strategies, liquidity and financial condition, Reorganization terms, pricing policies, markets, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that any Purchaser should reasonably understand under the circumstances to be a trade secret or information of a similar nature, provided, that Confidential Information shall not include any such information which (i) was in the public domain on the date hereof or subsequently comes into the public domain other than through the fault or negligence of a Purchaser, (ii) was lawfully obtained by a Purchaser from a third party without breach of this Agreement and otherwise not in violation of the Company's rights, (iii) was known to a Purchaser at the time of disclosure of such Confidential Information to a Purchaser by the Company, provided that a Purchaser was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by a Purchaser without making use of any Confidential Information.

     "Disclosure Statement" shall mean the Company's disclosure statement, dated August 22, 2002 and as amended or supplemented through the date hereof, relating to the Plan, including, without limitation, all exhibits and schedules thereto, which is subject to approval by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

     "Effective Date" shall mean the date upon which the transactions contemplated by the Plan to become effective on such date, including, without limitation, the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock, become effective.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

     "Governmental Entity" shall mean any supranational, or United States or foreign national, federal, state or local, judicial, legislative, executive, administrative or regulatory body or authority.

     "Investor Suitability Questionnaire" shall mean the questionnaire completed by each Purchaser and delivered by such Purchaser to the Company prior to the date of this Agreement.

     "Laws" shall mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, and decrees.

     "Majority Purchasers" shall mean (i) prior to the Closing Date, Purchasers having the right hereunder to purchase Preferred Shares representing in the aggregate at least 51% of the Committed Amount and (ii) after the Closing Date, Purchasers holding securities representing at least a majority of the Conversion Shares on an as-converted basis.

     "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; except that any of the following changes, events, conditions or effects shall not constitute a "Material Adverse Effect":
(i) changes or conditions in the industry or the industry sector in which the Company and its Subsidiaries operate that do not disproportionately affect the Company and its Subsidiaries; (ii) the effect of the pendency or consummation of the transactions contemplated by this Agreement; (iii) any material adverse effect that shall have been or will be eliminated or rendered immaterial by the Reorganization as of the Effective Date; or (iv) a bankruptcy filing or filings of the Company and one or more of the Company's Subsidiaries and the continuation of such bankruptcy cases.

     "Notes" shall mean the Company's 11% Senior Notes due 2007, 8?% Senior Notes due 2008, 9 3/4% Senior Notes due 2008 and 4 1/2% Convertible Subordinated Notes due 2006.

     "Order" shall mean any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

     "Person" shall mean any natural person, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Plan" shall mean the Company's plan of reorganization, dated August 22, 2002 and as amended or supplemented through the date hereof, which is subject to confirmation by the Bankruptcy Court.

     "Purchasers' Counsel" shall mean Sutherland Asbill & Brennan LLP, which shall be the single counsel representing all of the Purchasers hereunder.

     "Restated Certificate of Incorporation" shall mean the certificate of incorporation of the Company restated and filed pursuant to the Plan and including the Preferred Stock Certificate of Designation.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

     "Subsidiary" shall mean in the case of any Person, each corporation, partnership or other entity of which shares of Capital Stock or other equity interests having ordinary voting power (other than Capital Stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person and which, in the case of the Company, shall be each corporation, partnership or other entity listed on Schedule 10.1.

     "Transaction Documents" shall mean this Agreement, the Preferred Stock Certificate of Designation, the Warrant Agreement, the Warrants and the Registration Rights Agreement.

     10.2. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement or in any writing delivered by any party in connection herewith shall survive the transactions contemplated by this Agreement to be consummated at the Closing (regardless of any investigation, inquiry, or examination made by any party or on its behalf or any knowledge of any party or the acceptance by any party of any certificate or opinion) for a period of one year following the Closing Date.

     10.3. Fees and Expenses. On the Closing Date, the Company shall pay, (i) in an amount not to exceed $150,000, the reasonable fees and expenses of Purchasers' Counsel and all other costs and expenses incurred by the Purchasers in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and (ii) in an amount not to exceed $40,000, the reasonable fees and expenses of Holding incurred by Holding in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

     10.4. Enforcement(a). (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

     (b) Holding's obligations set forth in this Agreement (including, without limitation, Holding's redemption and purchase obligations pursuant to Section 5.10) are for the benefit of, and may be directly enforced by, Lanier, each other Purchaser that is a stockholder of Holding and/or the Company.

     10.5. Restrictive Legends. (a) Each certificate representing any of the Preferred Shares shall bear a legend in substantially the following form:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE REDEEMABLE AND CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATION.

     (b) Each certificate representing any of the Preferred Shares, Conversion Shares, Warrant Shares or Commitment Shares shall bear legends in substantially the following form:

     THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. THE CORPORATION SHALL FURNISH TO ANY HOLDER UPON

     REQUEST AND WITHOUT CHARGE THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE CORPORATION.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF AUGUST 22, 2002, AS AMENDED FROM TIME TO TIME (THE "PURCHASE AGREEMENT"). A COPY OF THE PURCHASE AGREEMENT IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

     The second legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities transferred in any sale or transfer permitted by the terms of this Agreement with respect to which the provisions of this Agreement provide that the transferee of such Securities shall not be subject to the restrictions of this Agreement.

     In addition, certificates representing any of the Preferred Shares, Conversion Shares, Warrant Shares or Commitment Shares issued in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, or as to which the subsequent transfer or disposition of such Securities shall require registration or qualification thereof under the Securities Act or applicable state securities laws, shall bear a legend in substantially the following form:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A

     TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

     The legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities with respect to which the Company has received an opinion from counsel to the applicable Purchaser, in form and substance and from counsel reasonably satisfactory to the Company (which opinion shall be in addition to any opinion required to be provided pursuant to Section 3.5), to the effect that the subsequent transfer or other disposition of such Securities shall not require registration under the Securities Act.

     (c) Each Warrant shall bear legends substantially in the form of the legends set forth in the form of Warrant appended to the Warrant Agreement attached hereto as Exhibit B.

     (d) The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent with respect to the certificates for the Securities.

     10.6. Successors and Assigns. Except as otherwise expressly provided herein, (i) all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, and (ii) no party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of each other party to this Agreement; provided, that any such consent required to be given by the Purchasers shall be effective if given by the Majority Purchasers. Nothing herein contained shall be deemed to preclude a sale or business combination of or involving Holding, provided, that as part of such transaction (or series of related transactions), the Purchasers that hold capital stock of Holding receive consideration for such Holding capital stock sufficient for such Purchasers to fulfill their commitment to purchase the Series A Preferred Stock and the Warrants as specified in this Agreement. Without limiting the generality of the foregoing, this Agreement shall survive the death or disability of Lanier and each other Purchaser that is a natural person.

     10.7. Inspections; No Other Representations. Each Purchaser is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it deems necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. Each Purchaser agrees to accept the Preferred Shares, Warrants and Commitment Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf or imputed to the Company, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, each Purchaser acknowledges that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to any Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and the Subsidiaries except as expressly set forth in this Agreement.

     10.8. Entire Agreement. This Agreement (including the Schedules hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Without limiting the generality of the foregoing, the parties hereto agree and acknowledge that this Agreement shall supersede and replace in its entirety the Lanier Subscription Agreement, which shall, on and after the date hereof, be terminated in full and no longer be in force or effect.

     10.9. Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) on the first Business Day that is at least five days after the date of deposit in the United States mails for delivery by certified mail. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

                 (i)    if to the Company, to:

                        ITC/\DeltaCom, Inc.
                        1791 O.G. Skinner Drive
                        West Point, Georgia  31833
                        Telecopy No.:     (256) 382-3936
                        Attention:        J. Thomas Mullis, Esq.
                                          Senior Vice President, General Counsel
                                          and Secretary

                 (ii)   if to the Purchasers (other than UBS Warburg LLC), to:

                        Campbell B. Lanier, III
                        c/o ITC Holding Company, Inc.
                        3300 20th Avenue
                        Valley, Alabama  36854
                        Telecopy No.:     (334) 768-5067

                        with a copy (which shall not constitute notice) to Purchasers' Counsel:

                        Sutherland Asbill & Brennan LLP
                        999 Peachtree Street, N.E.
                        Atlanta, Georgia  33039
                        Telecopy No.:     (404) 853-8806
                        Attention:        Philip B. Gura/B. Knox Dobbins

                 (iii)  if to UBS Warburg LLC, to:

                        UBS Warburg LLC
                        555 California Street, 36/th/ Floor
                        San Francisco, California 94104
                        Telecopy No.:     (415) 352 6088
                        Attention:        Tom Benninger

                 (iv)   if to Holding, to:

                        ITC Holding Company, Inc.
                        3300 20/th/ Avenue
                        Valley, Alabama  36854
                        Telecopy No.:     (334) 768-5067
                        Attention:        General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     10.10. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

     10.11. Amendments; Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent thereto of the Company, Holding and the Majority Purchasers. Notwithstanding the foregoing, any such amendment, modification, supplement, waiver or consent with respect to a matter that relates exclusively to the rights or obligations of (i) a particular Purchaser and that does not directly or indirectly affect the rights or obligations of any other Purchaser or of Holding, may be entered into or given solely by the Company and such affected Purchaser and (ii) Holding and that does not directly or indirectly affect the rights or obligations of any Purchaser, may be entered into or given solely by the Company and Holding; provided that the provisions of this sentence may not be amended, modified or supplemented, and no waiver or consent to departure from such provisions may be given, except in accordance with the provisions of the immediately preceding sentence.

     10.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     10.13. Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

     10.14. References. When a reference is made in this Agreement or any other Transaction Document to a Section, Exhibit, Schedule or Appendix, such reference shall be to a Section of or an Exhibit or a Schedule or Appendix to this Agreement or such other Transaction Document, unless otherwise indicated.

     10.15. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

     10.16. Exclusive Jurisdiction; Venue. Any process against the Company or a Purchaser in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 10.9 with the same effect as though served on it personally. Each of the parties hereto hereby irrevocably submits in any suit, action or proceeding by the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance. Each of the foregoing parties hereby irrevocably designates RL&F Service Corp. (the "Process Agent"), with offices at the date hereof at One Rodney Square, 920 King Street, Wilmington, Delaware, 19899, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Delaware in any legal action or proceedings with respect to this Agreement and the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the other party in accordance with the notice provision set forth in Section 10.9. Each party shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Delaware.

     10.17. Waiver of Jury Trial. The Company, the Purchasers and Holding hereby waive any right they may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction Documents.

     10.18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     10.19. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                                 Company:

                                                 ITC/\DeltaCom, Inc.

                                                 By:    /s/
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                 Holding:

                                                 ITC Holding Company, Inc.

                                                 By:    /s/
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                 Purchasers:

                                                 Campbell B. Lanier, III

                                                 By:    /s/
                                                      --------------------------
                                                      Name:


                                                 Brindlee Capital, LLC

                                                 By:    /s/
                                                      --------------------------
                                                      Name:
                                                      Title:

                                          Brown Investment Partners, L.P.

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                          The Burton Partnership, Limited
                                          Partnership

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                          The Burton Partnership (QP), Limited
                                          Partnership

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                          Ellen L. Collins

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          Henry E. Crosby, Jr.

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          CT Communications Northeast, Inc.

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:

                                       Kelly M. Hawk

                                       By:   /s/
                                           -------------------------------------
                                           Name:


                                       Carroll Lanier Hodges

                                       By:    /s/
                                            ------------------------------------
                                            Name:


                                       Campbell B. Lanier, III

                                       By:    /s/
                                            ------------------------------------
                                            Name:


                                       Campbell B. Lanier, III, Charitable
                                       Remainder Trust

                                       By:    /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                       The 1997 Trust FBO Campbell B. Lanier, IV

                                       By:    /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                       The 1999 Trust FBO Campbell B. Lanier, IV

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                          David Gaines Lanier

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          Elizabeth Walker Lanier

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          James Smith Lanier II

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          J. Smith Lanier & Co.

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                          John Thompson Lanier

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:

                                          Elizabeth L. Lester

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          Foster McDonald

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          Wesley McDonald

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          North State Telephone Company

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                          William H. Scott III

                                          By:    /s/
                                               ---------------------------------
                                               Name:


                                          Douglas A. Shumate

                                          By:    /s/
                                               ---------------------------------
                                               Name:

                                          UBS Warburg LLC

                                          By:    /s/
                                               ---------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE 1
                          Purchasers' Committed Amounts

                                                   (1)                 (2)                 (3)                 (4)

                                                 Number of                              Number of           Purchaser's
     Name                                        Preferred           Number of          Commitment           Committed
of Purchaser                                      Shares             Warrants             Shares               Amount
---------------                                ------------        ------------        ------------       --------------
Brindlee Capital, LLC                            2,484.6167          8,447.6968               8,333       $   248,461.67
Brown Investment Partners, L.P.                    526.1027          1,788.7492               1,765       $    52,610.27
The Burton Partnership,
    Limited Partnership                          4,969.2333         16,895.3932              16,667       $   496,923.33
The Burton Partnership (QP),
    Limited Partnership                         14,907.7000         50,686.1800              50,000       $ 1,490,770.00
Ellen L. Collins                                 5,217.6950         17,740.1630              17,500       $   521,769.50
Henry E. Crosby, Jr.                             2,484.6167          8,447.6968               8,333       $   248,461.67
CT Communications Northeast, Inc.               11,926.1600         40,548.9440              40,000       $ 1,192,616.00
Kelly M. Hawk                                      993.8467          3,379.0788               3,333       $    99,384.67
Carroll Lanier Hodges                            7,453.8500         25,343.0900              25,000       $   745,385.00
Campbell B. Lanier, III                         35,266.9868        119,907.7551             118,283       $ 3,526,698.68
Campbell B. Lanier, III
    Charitable Remainder Trust                     439.3697          1,493.8570               1,474       $    43,936.97
Campbell B. Lanier, IV                             361.5813          1,229.3764               1,213       $    36,158.13
The 1997 Trust FBO Campbell B. Lanier, IV        1,258.1105          4,277.5757               4,220       $   125,811.05
The 1999 Trust FBO Campbell B. Lanier, IV        3,191.4404         10,850.8974              10,704       $   319,144.04
David Gaines Lanier                              2,484.6167          8,447.6968               8,333       $   248,461.67
Elizabeth Walker Lanier                          4,099.6175         13,938.6995              13,750       $   409,961.75
James Smith Lanier II                           15,653.0850         53,220.4890              52,500       $ 1,565,308.50
J. Smith Lanier & Co.                            1,987.6933          6,758.1572               6,667       $   198,769.33
John Thompson Lanier                             2,561.4311          8,708.8657               8,591       $   256,143.11
Elizabeth L. Lester                              4,969.2333         16,895.3932              16,667       $   496,923.33
Foster McDonald                                    993.8467          3,379.0788               3,333       $    99,384.67
Wesley McDonald                                    993.8467          3,379.0788               3,333       $    99,384.67
North State Telephone Company                    4,969.2333         16,895.3932              16,667       $   496,923.33
William H. Scott III                             4,969.2333         16,895.3932              16,667       $   496,923.33
Douglas A. Shumate                               1,987.6933          6,758.1572               6,667       $   198,769.33
UBS Warburg LLC                                 11,926.1600         40,548.9440              40,000       $ 1,192,616.00
---------------                                ------------        ------------        ------------       --------------
TOTALS                                         149,077.0000        506,861.8000             500,000       $14,907,700.00

                                        4